UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): FEBRUARY 11, 2000


                              PRIVATEBANCORP, INC.
             (Exact name of Registrant as specified in its charter)

                          -----------------------------


          DELAWARE                      000-25887                36-3681151
(State or other jurisdiction     (Commission file number)     (I.R.S. employer
      of incorporation)                                      identification no.)

         TEN NORTH DEARBORN                                         60602
          CHICAGO, ILLINOIS                                       (Zip Code)
(Address of principal executive offices)


       Registrant's telephone number, including area code: (312) 683-7100


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
          ---------------------------------

     As previously reported on a Current Report on Form 8-K dated February 11, 2000 and filed with the SEC on February 17, 2000, PrivateBancorp, Inc. completed its acquisition of Johnson Bank Illinois, a unit of Johnson International, Inc., Racine, Wisconsin, on February 11, 2000. At closing, Johnson Bank Illinois was merged into The PrivateBank and Trust Company, a wholly owned subsidiary of PrivateBancorp, Inc. The transaction is being accounted for using the purchase method of accounting. The purchase price was $20 million, of which $15 million was paid in cash and the remainder was paid in the form of a LIBOR-based, floating rate subordinated note issued to Johnson International, Inc. in the principal amount of $5 million.

     This Form 8-K/A is being filed to amend the prior Form 8-K Current Report in accordance with the SEC's rules to include (i) audited financial statements of Johnson Bank Illinois for the year ended December 31, 1999, and (ii) the required pro forma financial information relating to the merger transaction. This financial information was not available at the time of the initial filing of the Form 8-K.

a.   FINANCIAL STATEMENTS - JOHNSON BANK ILLINOIS
     --------------------------------------------

     The following financial statements of Johnson Bank Illinois as of and for the year ended December 31, 1999, which have been audited by Arthur Andersen LLP, Milwaukee, Wisconsin, are included in this filing on the pages shown:

                                                                            Page
                                                                            ----

Report of Independent Public Accountants.......................................3

Balance Sheet as of December 31, 1999..........................................4

Statement of Income for the Year Ended December 31, 1999.......................5

Statement of Changes in Stockholder's Equity for the Year
Ended December 31, 1999........................................................6

Statement of Cash Flows for the Year Ended December 31, 1999...................7

Notes to Financial Statements..................................................8

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholder of
Johnson Bank Illinois:

We have audited the accompanying balance sheet of Johnson Bank Illinois (an Illinois banking association and wholly-owned subsidiary of Johnson International, Inc.) as of December 31, 1999, and the related statement of income, changes in stockholder's equity and cash flows for the year ended December 31, 1999. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Johnson Bank Illinois as of December 31, 1999, and the results of its operations and cash flows for the year ended December 31, 1999, in conformity with generally accepted accounting principles.





ARTHUR ANDERSEN LLP



Milwaukee, Wisconsin
February 25, 2000

                              JOHNSON BANK ILLINOIS
                                  BALANCE SHEET
                             AS OF DECEMBER 31, 1999

                    (dollars in thousands, except share data)



ASSETS
   Cash and due from banks..............................................................      $  2,301
   Federal funds sold...................................................................            63
                                                                                              --------
      TOTAL  CASH AND CASH EQUIVALENTS..................................................         2,364

SECURITIES (NOTE 3)
   Available for sale...................................................................         7,912
   Held to maturity.....................................................................        13,142
                                                                                              --------
      TOTAL SECURITIES..................................................................        21,054

   Loans (Note 4).......................................................................        89,033
   Less - Allowance for loan losses (Note 5)............................................          (868)
                                                                                              --------

   Net loans............................................................................        88,165
   Bank premises and equipment, net (Note 6)............................................         1,184
   Accrued interest receivable..........................................................           710
   Other assets.........................................................................           227
                                                                                              --------
      TOTAL ASSETS......................................................................      $113,704
                                                                                              ========

LIABILITIES AND STOCKHOLDER'S EQUITY
Deposits:
   Noninterest bearing..................................................................      $ 11,091
   Interest bearing.....................................................................        67,251
                                                                                              --------
      TOTAL DEPOSITS....................................................................        78,342

   Accrued interest payable.............................................................           621
   Funds borrowed (Note 8)..............................................................        24,299
   Other liabilities....................................................................           341
                                                                                              --------
      TOTAL LIABILITIES.................................................................       103,603

STOCKHOLDER'S EQUITY
   Common stock, $25 par; 8,000 shares authorized; 8,000 shares issued and
      outstanding.......................................................................           200
   Surplus..............................................................................        10,550
   Accumulated deficit..................................................................          (547)
   Accumulated other comprehensive income, net of tax effect............................          (102)
                                                                                              --------
      TOTAL STOCKHOLDER'S EQUITY........................................................        10,101
                                                                                              --------

        TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY......................................      $113,704
                                                                                              ========

 The accompanying notes to Financial Statements are an integral part of this statement.


                              JOHNSON BANK ILLINOIS
                               STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                      (in thousands, except per share data)



INTEREST INCOME
   Loans, including fees..........................................................       $ 6,946
   Taxable investment income......................................................           934
   Nontaxable investment income...................................................           481
                                                                                         -------
      Interest income.............................................................         8,361

INTEREST EXPENSE
   Deposits.......................................................................         3,201
   Funds borrowed.................................................................         1,126
                                                                                          ------
      Interest expense............................................................         4,327

   Net interest income............................................................         4,034
   Provision for loan losses (Note 5).............................................            93
                                                                                         -------
      Net interest income after provision for loan losses.........................         3,941

OTHER INCOME
   Banking and trust services.....................................................         1,239
   Securities gains...............................................................             2
   Other..........................................................................            11
                                                                                         -------
      TOTAL OTHER INCOME..........................................................         1,252

OTHER EXPENSE
   Salaries and employee benefits.................................................         1,721
   Occupancy (Note 6).............................................................           797
   Data processing and management fees............................................         1,117
   Professional fees..............................................................           204
   Marketing......................................................................            40
   Other expense..................................................................           565
                                                                                         -------
      TOTAL OTHER EXPENSE.........................................................         4,444
                                                                                         -------
      Income before income taxes..................................................           749

Income tax provision (Note 7).....................................................           199
                                                                                         -------

   Net income.....................................................................       $   550
                                                                                         =======

Basic earnings per share (Note 2).................................................       $ 68.74
                                                                                         =======

Diluted earnings per share (Note 2)...............................................       $ 68.74
                                                                                         =======


 The accompanying notes to Financial Statements are an integral part of this statement.


                              JOHNSON BANK ILLINOIS
                  STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                 (in thousands)



                                                                                                          COMPREHENSIVE
                                                                                        TOTAL                 INCOME
                                                                                       --------           -------------



COMMON STOCK
   Balance at Beginning and End of Year....................................            $    200
                                                                                       ========
SURPLUS
   Balance at Beginning and End of Year....................................            $ 10,550
                                                                                       ========

ACCUMULATED DEFICIT
   Balance at Beginning of Year............................................              (1,097)
   Net Income..............................................................                 550              $   550
                                                                                       --------
        Balance at End of Year.............................................                (547)
                                                                                       --------

ACCUMULATED OTHER COMPREHENSIVE INCOME-UNREALIZED GAINS
 (LOSSES) ON SECURITIES AVAILABLE FOR SALE
   Balance at Beginning of Year............................................                  44
   Other Comprehensive Income-Unrealized Losses on Securities
      Available for Sale, Net of Tax Benefit of $66........................                (146)                (146)
                                                                                       --------
   Accumulated Comprehensive Income........................................                (102)
                                                                                       --------
      Comprehensive Income.................................................                                  $   404
                                                                                                             =======

        TOTAL STOCKHOLDER'S EQUITY AT END OF YEAR..........................            $ 10,101
                                                                                       ========


 The accompanying notes to financial statements are an integral part of this statement.


                              JOHNSON BANK ILLINOIS
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                 (in thousands)



CASH FLOWS FROM OPERATING ACTIVITIES
   Net income.........................................................................        $   550
   Adjustments to reconcile net income to net cash provided by operating activities-
      Depreciation and amortization...................................................            184
      Amortization of premium on investments..........................................             33
      Accretion of discount on investments............................................           (15)
      Provision for loan losses.......................................................             93
      Gain on sales of securities.....................................................            (2)
      (Increase) in accrued interest receivable.......................................           (22)
      (Decrease) in accrued interest payable..........................................          (304)
      Decrease in other assets........................................................            414
      Increase in other liabilities...................................................             68
                                                                                              -------
        Total adjustments.............................................................            449
                                                                                              -------
        Net cash provided by operating activities.....................................            999
                                                                                              -------

CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from maturities, pay downs, and sales of securities.......................         15,553
   Purchase of securities available for sale..........................................        (13,266)
   Decrease in loans..................................................................         (8,220)
   Bank premises and equipment expenditures...........................................            (61)
   Recoveries of loans charged off....................................................              2
                                                                                              -------
      Net cash used in investing activities...........................................         (5,992)
                                                                                              -------

CASH FLOWS FROM FINANCING ACTIVITIES
   Net decrease in total deposits.....................................................         (5,180)
   Proceeds from funds borrowed.......................................................          4,465
                                                                                              -------
        Net cash used in financing activities.........................................           (715)
                                                                                              -------

Net (decrease) in cash and cash equivalents...........................................         (5,708)

Cash and cash equivalents at beginning of year........................................          8,072
                                                                                              -------

Cash and cash equivalents at end of year..............................................        $ 2,364
                                                                                              =======

CASH PAID DURING YEAR FOR
   Interest...........................................................................        $ 4,631
   Income taxes.......................................................................        $    33


 The accompanying notes to financial statements are an integral part of this statement.


                              JOHNSON BANK ILLINOIS
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

                    (Dollars in thousands, except share data)


     (1)  Accounting Policies

     Johnson Bank Illinois (the "Bank") was purchased in 1990 and is a wholly-owned subsidiary of Johnson International, Inc., a multi-bank holding company which is privately held. As discussed in Note 15, in February 2000, the stock of the Bank was sold to PrivateBancorp, Inc. The Bank serves retail and commercial customers primarily in metropolitan Chicago. The financial statements of Johnson Bank Illinois have been prepared in conformity with generally accepted accounting principles and reporting practices prescribed for the banking industry. A description of the significant accounting policies follows:

          (a) Statement of Cash Flows

          For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold, all of which have initial maturities of generally three months or less. Cash and Due From Banks totaling $355 are restricted at December 31, 1999, to meet the reserve requirements of the Federal Reserve System.

          (b) Securities

          Securities for which management has the intent and ability to hold to maturity are reported at cost, adjusted for amortization of premium and accretion of discount as calculated under the level yield method. Securities available for sale are reported at fair value, with unrealized gains and losses and applicable income taxes reported as other comprehensive income in a separate component of stockholder's equity.

          Investment security transactions are recorded as of the settlement date, the result of which is not materially different from the trade date results. The specific identification method is used in determining the cost and related gains and losses on securities sold.

          (c) Loans

          Loans are generally reported at the principal amount outstanding, with interest accrued daily using the level yield method.

          Loan origination and commitment fees, offset by certain direct loan origination costs, are being deferred and the net amount amortized as an adjustment of the related loan's yield. The Bank is generally amortizing these amounts over the contractual life of the related loans.

          Loans are placed on nonaccrual status when principal or interest is past due 90 days or more. All loans classified as nonaccrual are considered to be impaired. Any shortfall in the estimated value of an impaired loan compared with the recorded investment of the loan is identified as an allocated portion of the allowance for loan losses and is one of the factors considered by management in their overall assessment of the adequacy of the allowance for loan losses. Interest previously accrued but not collected is reversed and charged against interest income at the time the related loan is placed on nonaccrual status. A nonaccrual loan may be restored to an accrual basis when interest and principal payments are brought current and when collectibility is not in doubt.

          (d) Allowance for Loan Losses

          The allowance for loan losses is determined by management based on factors such as past loan loss experience, known and inherent risks in the loan portfolio, the estimated value of any underlying collateral, prevailing economic conditions and other factors and estimates which are subject to change over time. Management adjusts the allowance for loan losses by recording a provision for loan losses in an amount sufficient to maintain the

                             JOHNSON BANK ILLINOIS
                   NOTES TO FINANCIAL STATEMENTS, CONTINUTED
                               DECEMBER 31, 1999

allowance at a level commensurate with the risks in the loan portfolio. Loans are charged off when deemed to be uncollectible by management.

          (e) Bank Premises and Equipment

          Bank premises and equipment are stated at cost less accumulated depreciation and amortization. For financial reporting purposes, depreciation is computed using the straight-line method over the estimated useful lives of the assets.

          (f) Income Taxes

          The Bank accounts for income taxes under an asset and liability approach for accounting for income taxes with the objective of recognizing the amount of taxes payable or refundable for the current year and deferred tax assets and liabilities for the future tax consequences that have been recognized in a company's financial statements or tax returns. The measurement of tax assets and liabilities is based on tax rates in enacted tax laws. Deferred tax assets are reduced, if necessary, by the amount of such benefits that are not expected to be realized based on available evidence.

          (g) Earnings Per Share

          The Bank accounts for and reports earnings per share using a dual presentation of basic and diluted earnings per share. Basic earnings per common share are determined by dividing earnings by the weighted average number of common shares. There are no dilutive instruments.

          (h) Derivatives

          In June, 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 133, "Accounting for Derivatives Instruments and for Hedging Activities." It requires that all derivatives be recognized as assets or liabilities on the balance sheet and be measured at fair value. If certain conditions are met, a derivative may be specifically designated as a hedging instrument. The statement is effective for fiscal quarters beginning after June 15, 2000. As the Bank does not own any derivative instruments, this statement is expected to have no effect on the Bank's reported financial position and the results of operations.

          (i) Use of Estimates in the Preparation of Financial Statements

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from these estimates.

     (2)  Earnings Per Share

     The following table contains a reconciliation of the numerators and denominators used in the computation of basic and diluted earnings per share for the year ended December 31, 1999:



Net income................................        $    550.00
Weighted Average Shares...................           8,000.00
                                                  -----------

Basic Earnings Per Share..................        $     68.74
                                                  ===========

Diluted Earnings Per Share................        $     68.74
                                                  ===========


                             JOHNSON BANK ILLINOIS
                   NOTES TO FINANCIAL STATEMENTS, CONTINUTED
                               DECEMBER 31, 1999

There were no common stock equivalents outstanding during 1999 or as of December 31, 1999.

     (3)  Securities

     The amortized cost and the estimated fair value of securities as of December 31, 1999, were as follows:


                                                                        GROSS          GROSS         ESTIMATED
                                                        AMORTIZED     UNREALIZED     UNREALIZED        FAIR
                                                          COST          GAINS          LOSSES          VALUE
                                                         -------      ----------     ----------      ---------


AVAILABLE FOR SALE
 U.S. Treasury and U.S. Government
    Agencies....................................         $ 6,906       $    2          $   170        $ 6,738
 Other..........................................           1,174           --               --          1,174
                                                         -------       ------          -------        -------
    Total Available for Sale Securities.........         $ 8,080       $    2          $   170        $ 7,912
                                                         =======       ======          =======        =======

HELD TO MATURITY
 U.S. Treasury and U.S. Government
    Agencies....................................         $13,142       $   --        $     452        $12,690
                                                         =======       ======        =========        =======
         Total held to maturity securities......         $13,142       $   --        $     452        $12,690
                                                         =======       ======        =========        =======



     The amortized cost and estimated fair value of securities at December 31, 1999, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because obligors may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                          AVAILABLE FOR SALE               HELD TO MATURITY
                                                        -----------------------       ------------------------
                                                                      ESTIMATED                      ESTIMATED
                                                        AMORTIZED       FAIR           AMORTIZED        FAIR
                                                           COST         VALUE            COST          VALUE
                                                        ---------     ---------       ----------     ---------



Due within one year.............................         $ 2,077       $2,077          $    --        $    --
Due after one year through five years...........             865          854           12,642         12,197
Due after five years through ten years..........             814          787              500            493
Due after ten years.............................           4,324        4,194               --             --
                                                         ------        ------          -------        -------
                                                         $ 8,080       $7,912          $13,142        $12,690
                                                         =======       ======          =======        =======


     During 1999, securities were sold or matured for total proceeds of $15,553, resulting is a net gain of $2.

     At December 31, 1999, securities carried at $18,030 were pledged to secure public and trust deposits and for other purposes as required or permitted by law.

     (4)  Loans

     Amounts outstanding by loan categories at December 31, 1999, were as follows:



REAL ESTATE
 Residential   ...........................................      $  26,858
 Commercial...............................................         26,956
Commercial................................................         29,719
Retail....................................................          5,500
                                                                ---------
                                                                $  89,033
                                                                =========

                             JOHNSON BANK ILLINOIS
                   NOTES TO FINANCIAL STATEMENTS, CONTINUTED
                               DECEMBER 31, 1999

     The Bank's lending activities are concentrated primarily in the Midwestern portion of the United States. The Bank's loan portfolio consists of business loans which extend across many industry types as well as loans to individuals. At December 31, 1999, there were no significant concentrations of credits in any one industry or group of related industries.

     (5)  Allowance for Loan Losses

     The changes in the allowance for loan losses for the year ended December 31, 1999, were as follows:



Beginning Balance.........................................           $ 1,420
Loans Charged Off.........................................              (645)
Provision For Loan Losses.................................                93
                                                                     -------
Ending Balance............................................           $   868
                                                                     =======


     At December 31, 1999, the Bank had approximately $1,754 of non- performing loans which were earning below a market interest rate or were non-income producing. The effect of interest foregone on these loans was not material in 1999.

     At December 31, 1999, the Bank's recorded investment in impaired loans and the related valuation allowance are as follows:


                                                                  RECORDED         VALUATION
                                                                 INVESTMENT        ALLOWANCE
                                                                 ----------        ---------


Total impaired loans..................................             $1,754
Loans excluded from valuation under FAS 114...........                571
                                                                   ------
 Impaired loans evaluated.............................             $1,183
                                                                   ======

Valuation allowance required..........................             $  123           $   62
No valuation allowance required.......................              1,060               --
                                                                   ------           ------
 Impaired loans evaluated.............................             $1,183           $   62
                                                                   ======           ======


     The recorded investment in impaired loans for which no allowance is required is net of previous direct writedowns and applications of cash interest payments against the loan balance outstanding. The required valuation allowance is included in the allowance for loan losses in the statement of financial position.

     (6)  Bank Premises and Equipment

     Bank premises and equipment at December 31, 1999, consisted of the following:



Furniture, fixtures and equipment.........................              $1,187
Leasehold improvements....................................               1,066
                                                                        ------
                                                                         2,253
Accumulated depreciation and amortization.................              (1,069)
                                                                        ------
 Total premises and equipment.............................              $1,184
                                                                        ======


     Included in occupancy expense in the statement of income is depreciation and amortization expense of $185 for 1999.

                             JOHNSON BANK ILLINOIS
                   NOTES TO FINANCIAL STATEMENTS, CONTINUTED
                               DECEMBER 31, 1999

     The Bank leases its main banking facilities under noncancellable operating lease agreements. The minimum annual rental commitments under these leases, at December 31, 1999, are as follows:



2000.......................        $  378
2001.......................           378
2002.......................           378
2003.......................           347
2004.......................           302
2005 and thereafter........           755
                                   ------
                                   $2,538
                                   ======

     Total rent expense included in the statement of income was $382 for 1999.

     (7)  Income Taxes

     The Bank is part of a consolidated Federal tax return filed by its Parent. The federal tax provision is allocated by the Parent to the Bank on a stand-alone basis in accordance with a tax-sharing agreement. The components of the total income tax provision in the statement of income for the year ended December 31, 1999 is as follows:



INCOME TAX PROVISION
         Current  ......................         $  (5)
         Deferred ......................           204
                                                 -----
                  Total    .............         $ 199
                                                 =====


     The tax effect of fair value adjustments on securities available for sale is recorded directly to other comprehensive income in a separate component of stockholder's equity. The net tax benefit recorded directly to other comprehensive income amounted to $66 in 1999.

     A reconciliation of the differences between the total income tax provision and the amounts computed at the statutory Federal tax rate of 35% for the year ended December 31, 1999 is as follows:



Income tax provision at statutory federal
         income tax rate..................................         $ 262
Increase (decrease) in taxes resulting from:
         Tax exempt income................................            11
         Section 482 repricing............................           (74)
                                                                   -----
                  Total    ...............................         $ 199
                                                                   =====


                             JOHNSON BANK ILLINOIS
                   NOTES TO FINANCIAL STATEMENTS, CONTINUTED
                               DECEMBER 31, 1999

     A net deferred tax asset is included in other assets in the balance sheet as a result of temporary differences between the carrying amounts of assets and liabilities in the financial statements and their related tax bases. The components of the net deferred tax asset as of December 31, 1999 are as follows:



GROSS DEFERRED TAX ASSETS
 Allowance for loan losses................................      $ 345
 State NOL carryforward...................................        213
 Accrued expenses.........................................         40
 Other....................................................         11
 Net unrealized depreciation on investment
    securities available for sale.........................         65
 Valuation allowance......................................       (219)
                                                                -----
    Gross deferred tax assets.............................        455
Gross deferred tax liabilities............................         45
                                                                -----
    Net deferred tax asset................................      $ 410
                                                                =====


     Changes in the valuation allowance for the year ended December 31, 1999, were as follows:



Balance, beginning of year................................          $  219
Adjustments to the valuation allowance....................              --
                                                                    ------
Balance, end of year......................................          $  219
                                                                    ======


     The Bank has state NOL's of $4,878 in Illinois that begin expiring in the year 2006.

     (8)  Funds Borrowed

     Borrowings at December 31, 1999, are as follows:



               Repurchase agreements..........................       $  11,611
               Federal Home Loan bank borrowings..............          11,500
               U.S. Treasury demand notes.....................             208
               Federal funds purchased........................             980
                                                                     ---------
                                                                     $  24,299
                                                                     =========


     Federal Home Loan Borrowings and the respective call or maturity dates are as follows:


                                         MATURITY/
                        BORROWING      CALLABLE DATE
                        ---------      -------------


                         $ 2,000          2/8/2000
                           1,500          2/29/2000
                           2,000          4/29/2000
                           2,000          5/22/2000
                           4,000          8/27/2000
                         -------
                         $11,500
                         =======


     All short-term borrowings were made at prevailing market rates. As of December 31, 1999 all borrowings were due within one year.

     At December 31, 1999, 84% of repurchase agreements were held with one customer.

                             JOHNSON BANK ILLINOIS
                   NOTES TO FINANCIAL STATEMENTS, CONTINUTED
                               DECEMBER 31, 1999

     (9)  Employee Benefit and Incentive Plans

     The Bank participates in a noncontributory defined benefit plan sponsored by its Parent which covers all vested employees. The Bank's funding policy is to contribute annually the maximum amount that can be deducted for Federal income tax purposes. Contributions are intended to fund benefits attributed to service to date and benefits expected to be earned in the future. Employees of the Bank comprise approximately 1% of the total vested participants in the Plan as of December 31, 1999.

     Plan assets are primarily invested in fixed income, equity and mutual funds.

     The Plan's funded status and amounts recognized in the Parent's consolidated financial statements as of December 31, 1999, are as follows:



CHANGE IN BENEFIT OBLIGATION
 Benefit obligation at beginning of year..................            $  10,207
 Service cost.............................................                  861
 Interest cost............................................                  738
 Actuarial (gain).........................................                  (19)
 Benefits paid............................................                 (290)
                                                                      ---------
 Benefit obligation at end of year........................               11,497

CHANGE IN PLAN ASSETS
 Fair value of assets at beginning of year................                8,529
 Actual return on plan assets.............................                  250
 Company contributions....................................                  698
 Benefits paid............................................                 (290)
                                                                      ---------
 Fair value of assets at end of year......................                9,187

 Funded status............................................               (2,310)
 Unrecognized transition asset............................                  (11)
 Unrecognized prior service cost..........................                   69
 Unrecognized net loss....................................                1,195
                                                                      ---------

    Accrued pension cost..................................            $  (1,057)
                                                                      =========


Net pension cost for 1999 included the following components:



Service cost..............................................            $     861
Interest cost.............................................                  739
Expected return on assets.................................                 (710)
Amortization of unrecognized net transition asset.........                   36
Amortization of prior service cost........................                   12
Amortization of unrecognized (gain).......................                  (11)
                                                                      ---------
 Periodic pension cost....................................            $     927
                                                                      =========


     The weighted average discount rate used in determining the actuarial present value of the projected benefit obligation was 7.25% for 1999. The expected long-term rate of return on assets was 9% for 1999. The rate of compensation increase was 5% for 1999.

     Under an allocation formula using actuarial estimates, the net pension cost to the Bank was $47 for the year ended December 31, 1999. Distributions with respect to vested employees is the liability of the Parent company.

                             JOHNSON BANK ILLINOIS
                   NOTES TO FINANCIAL STATEMENTS, CONTINUTED
                               DECEMBER 31, 1999

     All Bank employees participate in a profit sharing plan sponsored by its Parent which provides cash payments to the employees according to a formula which is subject to the approval of the Parent's Board of Directors. Profit sharing expense under this plan amounted to approximately $141 in 1999.

     The Bank participates in a 401(k) retirement and savings plan sponsored by its Parent that enables all employees to defer a portion of their salary. The Bank matches 50 cents of every dollar deferred by the employee on the first 6% of salary deferred. Expense under this plan amounted to $37 in 1999.

     (10) Related-Party Transactions

     Loans made to directors and executive officers of the Bank for the year ended December 31, 1999 are as follows:




Balance, December 31, 1998..................................             $  822
 Additions..................................................                525
 Collections................................................               (121)
                                                                         ------
Balance, December 31, 1999..................................             $1,226
                                                                         ======


     Directors and executive officers of the Bank were clients of and had transactions with the Bank in the ordinary course of business during the period presented above and additional transactions may be expected in the future. In management's opinion, all outstanding loans, commitments and deposit relationships included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others, and did not involve more than a normal risk of collectibility or other unfavorable features.

     During 1999, the Bank paid expenses in the amount of $969 to the Parent for management and data processing services performed. Cash held in an account at an affiliated bank totaled $1,215 at December 31, 1999.

     The Bank sold approximately $977 of loans during 1999 to an affiliated bank at book value. As part of the definitive agreement, $5.7 million in loans were transferred to the Bank from an affiliate bank. In addition, $980 in Federal funds were purchased from an affiliate bank as of December 31, 1999.

     (11)  Credit-Related Instruments

     The Bank has credit-related instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its clients. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the financial statements. Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed to completely perform as contracted.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments, assuming that the amounts are fully advanced and that collateral or other security is of no value. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. At December 31, 1999, the Bank had the following categories of credit-related financial instruments (at contract amount):



Commitments to extend credit.................................             $  45,727
Standby letters of credit....................................                 1,440
Commercial letters of credit.................................                 2,210
                                                                          ---------
                                                                          $  49,377
                                                                          =========


                             JOHNSON BANK ILLINOIS
                   NOTES TO FINANCIAL STATEMENTS, CONTINUTED
                               DECEMBER 31, 1999

     Commitments to extend credit are agreements to lend to a client as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each client's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary, upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment and income-producing commercial properties.

     Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a client to a third party. Those guarantees are primarily issued to support public and private business activities of Bank clients. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to clients. The Bank holds collateral supporting those commitments for which collateral is deemed necessary.

     (12)  Concentrations of Credit Risk

     Loan concentrations are defined as amounts loaned to a multiple number of borrowers engaged in similar activities, which would cause them to be similarly impacted by economic or other conditions. The Bank grants loans to clients located primarily in the metropolitan Chicago area. There are no other significant concentrations of loans and commitments to make loans other than the categories of loans disclosed in Note 4.

     (13)  Estimated Fair Value of Financial Instruments

     The following presents the carrying value and estimated fair value of the various classes of financial instruments held by the Bank at December 31, 1999. Because no active market exists for a significant portion of the financial instruments presented below and the inherent imprecision involved in the estimation process, management does not believe the information presented reflects the amounts that would be received if the Bank's assets and liabilities were sold nor does it represent the fair value of the Bank as an entity.

     Where possible, the Bank has utilized quoted market prices to estimate fair value. Since quoted market prices were not available for a significant portion of the financial instruments, the fair values were approximated using discounted cash flow techniques. Fair value estimates are made at a specific point in time, based on judgments regarding future expected loss experience, current economic conditions, risk conditions, risk characteristics of various financial instruments and other factors. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.


                             JOHNSON BANK ILLINOIS
                   NOTES TO FINANCIAL STATEMENTS, CONTINUTED
                               DECEMBER 31, 1999

                                                                  CARRYING            ESTIMATED
                                                                    VALUE            FAIR VALUE
                                                                  ----------        -----------


ASSETS
 Cash and cash equivalents............................            $    2,364         $    2,364
 Investment securities available for sale.............                 7,912              7,912
 Investment securities held to maturity...............                13,142             12,690
 Net loans............................................                88,165             87,196
 Accrued interest receivable..........................                   710                710

LIABILITIES
 Deposits with no stated maturity.....................                43,283             43,283
 Time deposits........................................                35,059             35,140
Accrued interest payable..............................                   621                621
Funds borrowed........................................                24,299             24,272


     The following methods and assumptions were used to estimate the fair value of each class of financial instruments. These assumptions were based on subjective estimates of market conditions and perceived risks of the financial instruments at a certain point in time.

          (a) Cash and Cash Equivalents, Accrued Interest Receivable and Interest Payable

          For these short-term instruments, the carrying value approximates fair value because these instruments are short-term in nature and do not present unanticipated credit concerns.

          (b)  Securities

          For securities held to maturity or available for sale, fair values are based on quoted market prices or dealer quotes. If a quoted market price is not available, fair value is estimated using quoted market prices for similar instruments.

          (c)  Net Loans

          Loans that reprice or mature within three months of December 31, are assigned fair values based on their carrying values. The fair value of remaining loans is calculated by discounting scheduled cash flows using current interest rates at which similar loans would be made to borrowers of comparable credit worthiness.

          (d)  Deposit Liabilities

          The fair value of deposits with no stated maturity, such as non-interest-bearing deposits, interest-bearing deposits, savings and money market deposit accounts, is equal to the amount payable on demand as of year-end. The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

          (e)  Funds Borrowed

          Rates currently available to the Bank for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

                             JOHNSON BANK ILLINOIS
                   NOTES TO FINANCIAL STATEMENTS, CONTINUTED
                               DECEMBER 31, 1999

          (f)  Unrecognized Financial Instruments

          The fair value of unrecognized financial instruments, including commitments to extend credit, standby letters of credit and financial guarantees, is insignificant and, therefore, not presented.

(14)  Regulatory Requirements

     The Bank is subject to Federal and state laws, which restrict the payment of dividends. Based on these restrictions, at December 31, 1999, the Bank could have declared no dividends without requesting approval of the applicable Federal or state regulatory agency.

                              JOHNSON BANK ILLINOIS
                       NOTES TO FINANCIAL STATEMENTS, END
                                DECEMBER 31, 1999

     The Bank is subject to various regulatory capital requirements as established by the applicable Federal or state banking regulatory authorities. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items. The quantitative measures for capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier 1 capital to risk weighted assets and of Tier 1 capital to average assets (leverage). The Bank's capital components, classification, risk weightings and other factors are also subject to qualitative judgments by regulators. Failure to meet minimum capital requirements can initiate certain actions by regulators that, if undertaken, could have a material effect on the Bank's financial statements. Management believes that as of December 31, 1999, the Bank meets all minimum capital adequacy requirements to which they are subject.

     The following table presents selected capital information for the Bank as of December 31, 1999:


                                                                                                       TO BE WELL
                                                                             FOR CAPITAL            CAPITALIZED UNDER
                                                                              ADEQUACY              PROMPT CORRECTIVE
                                                    ACTUAL                    PURPOSES              ACTION PROVISIONS
                                            ----------------------     ----------------------    ---------------------
                                             AMOUNT         RATIO       AMOUNT         RATIO      AMOUNT        RATIO
                                            --------        ------     --------       -------    --------      -------



Total risk-based capital...............     $ 11,071        11.82%     $ 7,502         >=8.0%    $ 9,378       >=10.0%
Tier 1 risk-based capital..............       10,203        10.89%       3,751         >=4.0%      5,627        >=6.0%
Tier 1 (Leverage) capital..............       10,203         9.05%       4,512         >=4.0%      5,640        >=5.0%


(15)  Sale of Bank

     On February 11, 2000, the Bank was sold by Johnson International, Inc. to PrivateBancorp, Inc. In conjunction with this transaction, approximately $1,280 in loans were transferred to Johnson International, Inc. at book value.

b.   PRO FORMA FINANCIAL INFORMATION
     -------------------------------

     The following unaudited Pro Forma Combined Statement of Financial Condition as of December 31, 1999 and unaudited Pro Forma Combined Statement of Income for the year ended December 31, 1999, are based on the audited historical results of each of PrivateBancorp, Inc. and Johnson Bank Illinois as of and for the year ended as of such date, adjusted to give effect to the merger of Johnson Bank Illinois with and into the wholly-owned bank subsidiary of PrivateBancorp, Inc. as if the merger had occurred at the beginning of the period. The pro forma combined financial information has been prepared using the purchase method of accounting.

     Pro forma adjustments and the assumptions on which they are based are described below in the accompanying footnotes to the pro forma combined financial statements. The pro forma information does not take into account certain items which have impacted and will impact the financial condition, consolidated results of operations and reported amounts of PrivateBancorp after February 11, 2000, the effective date of the merger. The pro forma combined financial statements are not necessarily indicative of the results that actually would have occurred had the businesses been operated as a single consolidated entity during the reported period, nor are they indicative of future results of operations.

               PRO FORMA COMBINED STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 1999
                                   (UNAUDITED)

                                                    PRIVATE   JOHNSON BANK   PRO FORMA           PRO FORMA
                                                 BANCORP, INC.  ILLINOIS    ADJUSTMENTS          COMBINED
                                                 ------------- ---------    -----------         ----------
                                                                     (dollars in thousands)
ASSETS
Cash and due from banks .......................   $  14,940    $   2,301    $    (161) (Note 2) $   9,580
                                                                               (7,500) (Note 2)
Short-term investments ........................      29,243           63                           29,306
                                                  ---------    ---------    ---------           ---------
Total cash and cash equivalents ...............      44,183        2,364       (7,661)             38,886
Investment securities, at amortized cost ......          --       13,142      (13,142) (Note 3)        --
Available-for-sale securities, at fair value ..      71,134        7,912       13,142  (Note 3)    91,341
                                                                                 (847) (Note 3)
Loans .........................................     397,277       89,033         (949) (Note 4)   485,361
Allowance for loan losses .....................      (4,510)        (868)          --              (5,378)
                                                  ---------    ---------    ---------           ---------
Net loans .....................................     392,767       88,165         (949)            479,983
Premises and equipment, net ...................       2,028        1,184         (466) (Note 5)     2,746
Goodwill ......................................          --           --       12,325  (Note 6)    12,325
Accrued interest receivable ...................       2,870          710           --               3,580
Other assets ..................................       5,715          227           59  (Note 7)     6,001
                                                  ---------    ---------    ---------           ---------
Total assets ..................................   $ 518,697    $ 113,704    $   2,461           $ 634,862
                                                  =========    =========    =========           =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits ......................................   $ 453,092    $  78,342    $      82  (Note 8) $ 531,516
Funds borrowed ................................      15,000       24,299          (20) (Note 9)    51,779
                                                                                7,500  (Note 9)
                                                                                5,000  (Note 9)
Accrued interest payable ......................       1,056          621           --               1,677
Other liabilities .............................       2,469          341           --               2,810
                                                  ---------    ---------    ---------           ---------
Total liabilities .............................     471,617      103,603       12,562             587,782
                                                  ---------    ---------    ---------           ---------

STOCKHOLDERS' EQUITY
Preferred Stock ...............................          --           --           --                  --
Common Stock ..................................       4,590          200         (200)              4,590
Surplus .......................................      39,761       10,550      (10,550)             39,761
Retained earnings .............................       7,425         (547)         547               7,425
Accumulated other comprehensive income ........      (2,812)        (102)         102              (2,812)
Deferred compensation .........................        (759)          --           --                (759)
Loans to officers .............................      (1,125)          --           --              (1,125)
                                                  ---------    ---------    ---------           ---------
TOTAL STOCKHOLDERS' EQUITY ....................      47,080       10,101      (10,101) (Note 10)   47,080
                                                  ---------    ---------    ---------           ---------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ..   $ 518,697    $ 113,704    $   2,461           $ 634,862
                                                  =========    =========    =========           =========

                     PRO FORMA COMBINED STATEMENT OF INCOME
                                DECEMBER 31, 1999
                                   (UNAUDITED)

                                                     PRIVATE    JOHNSON BANK  PRO FORMA         PRO FORMA
                                                  BANCORP, INC.   ILLINOIS   ADJUSTMENTS         COMBINED
                                                  -------------  ----------  -----------         --------
                                                                    (dollars in thousands)
INTEREST INCOME
Loans, including fees .............................   $26,597     $ 6,946     $   190  (Note 4)  $33,733
Federal funds sold and interest bearing deposits ..       330          57          --                387
Securities ........................................     5,141       1,358        (450) (Note 2)    6,331
                                                                                  282  (Note 3)
                                                      -------      -------    -------            -------
Total interest income .............................    32,068       8,361          22             40,451

INTEREST EXPENSE
Deposits ..........................................    15,674       3,201         (12) (Note 8)   18,863
Funds borrowed ....................................       931       1,126          10  (Note 9)    2,870
                                                                                  803  (Note 9)
                                                      -------     -------     -------            -------
Total interest expense ............................    16,605       4,327         801             21,733
                                                      -------     -------     -------            -------
Net interest income ...............................    15,463       4,034        (779)            18,718
Provision for loan losses .........................     1,208          93          --              1,301
                                                      -------     -------     -------            -------
Net interest income after provision for loan losses    14,255       3,941        (779)            17,417
                                                      -------     -------     -------            -------

NON-INTEREST INCOME
Banking and trust services ........................     1,947       1,250          --              3,197
Securities gains ..................................        57           2          --                 59
                                                      -------     -------     -------            -------
Total non-interest income .........................     2,004       1,252          --              3,256
                                                      -------     -------     -------            -------

NON-INTEREST EXPENSE
Salaries and employee benefits ....................     5,156       1,721          --              6,877
Occupancy expense, net ............................     1,563         736         (89) (Note 5)    2,210
Towne Square acquisition ..........................     1,300          --          --              1,300
Professional fees .................................     1,295         844          --              2,139
Marketing .........................................       692          40          --                732
Data processing ...................................       478         478          --                956
Goodwill amortization .............................        --          --         822  (Note 6)      822
Other non-interest expense ........................     1,603         625          --              2,228
                                                      -------     -------     -------            -------
Total non-interest expense ........................    12,087       4,444         733             17,264
                                                      -------     -------     -------            -------

Income before income taxes ........................     4,172         749      (1,512)             3,409
Income tax provision ..............................     1,257         199        (514) (Note 11)     942
                                                      -------     -------     -------            -------
Net income ........................................   $ 2,915     $   550     $  (998)           $ 2,467
                                                      =======     =======     =======            =======

Basic earnings per share ..........................   $  0.73          NM          NM            $  0.62
Diluted earnings per share ........................   $  0.69          NM          NM            $  0.58

                               NOTES TO PRO FORMA
                          COMBINED FINANCIAL STATEMENTS
                                   (unaudited)

Note 1:   Basis of Presentation
          ---------------------

          The merger is being accounted for by PrivateBancorp, Inc. using the purchase method of accounting in accordance with Accounting Principles Board Opinion ("APB") No. 16, and Statement of Financial Accounting Standards ("SFAS") No. 72. Under this method, the aggregate cost of the consolidation is allocated to assets acquired and liabilities assumed based on their estimated fair values at the closing date. Estimates of the fair values of Johnson Bank Illinois' assets and liabilities as of the February 11, 2000 acquisition date have been used to adjust book values of Johnson Bank Illinois at December 31, 1999.

          The unaudited Pro Forma Combined Statement of Financial Condition is based on the combination of the audited statements of financial condition of Johnson Bank Illinois, and of PrivateBancorp, Inc. and its subsidiary, adjusted for the impact of APB No. 16, as well as the estimated impact of the financing obtained to execute the transaction. The unaudited Pro Forma Combined Statement of Income for the year ended December 31, 1999, is based on the combination of the audited income statement of Johnson Bank Illinois and the audited consolidated statement of income of PrivateBancorp, Inc. and subsidiary, adjusted for the impact of APB No. 16, as well as the estimated impact of the financing needed to execute the transaction.

Note 2:   Cash and Due From Banks
          -----------------------

          In accordance with the Stock Purchase Agreement relating to the merger, PrivateBancorp, Inc. paid $20 million to acquire all of the stock of Johnson Bank Illinois. Of this amount, $15 million was paid in cash and the balance was paid in the form of a $5 million subordinated note issued to Johnson International, Inc., parent company of Johnson Bank Illinois. The cash portion of the purchase price was funded $7.5 million out of remaining proceeds of PrivateBancorp, Inc.'s June 1999 initial public offering and $7.5 million out of borrowings under an $18 million line of credit with a commercial bank entered into at closing. (See Note 9.)

          In addition, PrivateBancorp, Inc. incurred approximately $161,000 of capitalized transaction costs consisting of legal and accounting fees. (See Note 6.) In the pro forma combined statement of financial condition, cash and due from banks at December 31, 1999 has been reduced to reflect the $7.5 million cash payment and payment of the capitalized transaction costs.

          The pro forma combined statement of income has been adjusted to reflect the estimated loss of interest income attributable to the investment of $7.5 million of funds for the entire year 1999. The average one-year US Treasury rate of 6% for 1999 was used as the effective investment rate, resulting in a reduction on the pro forma combined statement of income to interest income - securities of approximately $450,000.

Note 3:   Securities
          ----------

          At the time of the merger, The PrivateBank and Trust Company elected to re-classify the portion of Johnson Bank Illinois investment securities shown at amortized cost ("held-to maturity"), as available-for-sale, at fair value. The adjustment to fair value of the Johnson Bank Illinois investment portfolio resulted in a net write-down to the bases of the portfolio securities in the amount of approximately $847,000. This amount is scheduled to be accreted to earnings on a straight-line basis over three years, the estimated average life of the securities in the portfolio. The effect on earnings from using straight-line basis versus effective interest method is immaterial. (See Note 6.)

          Pro forma interest income on available-for-sale securities has been adjusted to reflect this accretion for a full year.

                               NOTES TO PRO FORMA
                    COMBINED FINANCIAL STATEMENTS, CONTINUED
                                   (unaudited)

Note 4:   Loans
          -----

          The basis of the Johnson Bank Illinois loan portfolio was adjusted to fair value. The write-down of the Johnson Bank Illinois loan portfolio of approximately $949,000 is scheduled to be accreted to earnings on a straight-line basis over five years, the estimated life of the portfolio. The effect on earnings from using straight-line basis versus effective interest method is immaterial. (See Note 6.)

          Pro forma interest income on loans has been adjusted to reflect this accretion for a full year.

Note 5:   Premises and Equipment
          ----------------------

          The basis of premises and equipment, net of depreciation and amortization, was adjusted to fair value. The write-down of the Johnson Bank Illinois premises and equipment of approximately $466,000 is scheduled to be amortized to earnings on a straight-line basis over a range of 5-6 years, the estimated useful lives of the related assets. (See Note 6.)

          Pro forma occupancy expense, net, has been reduced to give effect to this amortization into income as if the property was owned for the entire year 1999.

Note 6:   Allocation of Purchase Accounting Adjustments (Goodwill)
          --------------------------------------------------------

          In connection with the purchase price, no separately identifiable intangibles were noted. As a result, all excess purchase price was assigned to goodwill, which is amortized on a straight-line basis over 15 years. The pro forma combined statement of income has been adjusted to reflect the goodwill amortization expense for a full year, based on $12,325,000 of goodwill being recorded in connection with the transaction.

          The following table provides a reconciliation of the goodwill amount to the cost of the merger to PrivateBancorp, Inc. in excess of the fair value as of the acquisition date of the net assets acquired from Johnson Bank Illinois:

                                                                          Estimated
                                                     Amount                  Life
                                                  -----------            -----------
FAIR VALUE ADJUSTMENTS TO:
   Securities.................................    $   847,000              3   years  (Note 3)
   Loans......................................        949,000              5   years  (Note 4)
   Premises and equipment.....................        466,000              5-6 years  (Note 5)
   Deposits...................................         82,000              7   years  (Note 8)
   Funds borrowed.............................        (20,000)             2   years  (Note 9)
                                                  -----------
      Book value in excess of net fair value..    $ 2,324,000

Cost to acquire Johnson Bank Illinois.........    $20,000,000 (Note 2)
Stockholder's equity of JBI...................     10,101,000 (Note 10)
                                                  -----------
Net acquisition cost in excess of book value..      9,899,000
Transaction costs.............................        161,000 (Note 2)
Adjustment for earnings in 2000...............        (59,000)(Note 7)
                                                  -----------
Net cost in excess of book value..............    $10,001,000
Cost in excess of fair value of net assets
   acquired...................................    $12,325,000
                                                  ===========

                               NOTES TO PRO FORMA
                    COMBINED FINANCIAL STATEMENTS, CONTINUED
                                   (unaudited)

Note 7:   Other Assets
          ------------

          On the acquisition date, the total capital of Johnson Bank Illinois had increased by $59,000 representing net income of Johnson Bank Illinois for the period January 1, 2000 through February 11, 2000. The pro forma combined statement of financial condition has been adjusted to give effect to this increase in the value of net assets acquired, with the effect of reducing the pro forma cost in excess of fair value of net assets acquired calculated as of December 31, 1999. (See Note 6.)

Note 8:   Deposits
          --------

          The basis of the Johnson Bank Illinois deposit portfolio was adjusted to fair value. The write-up of Johnson Bank Illinois deposits of approximately $82,000 is scheduled to be accreted to earnings on a straight-line basis over seven years, the estimated life of the portfolio. (See Note 6.)

          Pro forma interest expense on deposits has been reduced to give effect to this accretion for a full year.

Note 9:   Funds Borrowed
          --------------

          Of the proceeds paid by PrivateBancorp, Inc. to purchase Johnson Bank Illinois, $12.5 million was in the form of debt. The pro forma combined statement of financial condition was adjusted to reflect the aforementioned debt. The pro forma combined statement of income reflects the estimated cost of interest on that debt as if that debt was in place for the entire year 1999:

                                                        1999           1999
     Debt Type        Amount    Contractual Rate    Nominal Rate   Interest Cost
-------------------- -------- -------------------- -------------- --------------

Subordinated debt...  $5.0mm  3 mo. LIBOR + 50bp        6.00%       $ 300,000
Bank debt...........   7.5mm  3 mo. LIBOR + 120bp       6.70%         503,000

The basis of the Johnson Bank Illinois funds borrowed portfolio was adjusted to fair value. The write-down of Johnson Bank Illinois funds borrowed of approximately $20,000 is scheduled to be amortized against earnings on a straight-line basis over 2 years, the estimated life of the portfolio. (See Note 6.)

          Pro forma interest expense on funds borrowed has been adjusted to reflect this amortization.

Note 10:  Stockholders' Equity
          --------------------

          In purchase accounting, stockholder's equity of the acquiree is offset by proceeds paid by the acquiror, plus or minus the difference between proceeds paid by the acquiror and net book value of the acquiree. At December 31, 1999, stockholder's equity of Johnson Bank Illinois of approximately $10,101,000 was purchased by PrivateBancorp, Inc. for $20 million, resulting in net acquisition cost in excess of book value of approximately $9,899,000. (See Note 6.)

                               NOTES TO PRO FORMA
                       COMBINED FINANCIAL STATEMENTS, END
                                   (unaudited)

Note 11:  Income Tax Provision
          --------------------

          The calculation of income tax, assuming a 34% effective tax rate, on the pro forma adjustments to the pro forma combined statement of income follows:

                                                                                     1999 Accretion/
                         Category                                      Amount         Amortization
---------------------------------------------------------------    ------------      -------------
Loan fair value adjustment (Note 4)............................    $    949,000      $     190,000
Securities fair value adjustment (Note 3)......................         847,000            282,000
Deposits fair value adjustment (Note 8)........................          82,000             12,000
Funds borrowed fair value adjustment (Note 9)..................          20,000            (10,000)
Premises and equipment fair value adjustment (Note 5)..........         466,000             89,000
Goodwill (Note 6)..............................................      12,325,000           (822,000)
                                                                                     -------------
Effect of fair value accretion/amortization on 1999 pro forma                        $    (259,000)
 combined statement of operations..............................                      =============





                                                                                         1999
                                                                                    Interest Income
                                                                                    ---------------
Loss of securities income adjustment (Note 2)..................                      $    (450,000)
Funds borrowed adjustment (Note 9).............................                           (803,000)
                                                                                     -------------
Effect of adjustments to net interest margin on 1999 pro forma
 combined statement of operations..............................                      $  (1,253,000)
                                                                                     =============

Pre-tax effect of pro forma adjustments........................                      $  (1,512,000)
Effective tax rate.............................................                              x .34
                                                                                     -------------
Income tax provision applied to pro forma adjustments..........                      $    (514,000)
                                                                                     =============

c.   EXHIBITS
     --------

     23.1      Consent of Arthur Andersen LLP.







                                   SIGNATURES
                                   ----------
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PRIVATEBANCORP, INC.

Date:  April 26, 2000                       By:  /s/ RALPH B. MANDELL
                                                 -------------------------------
                                                 Ralph B. Mandell
                                                 Chairman of the Board and Chief
                                                  Executive Officer

                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------
23.1           Consent of Arthur Andersen LLP.